UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

eOn Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

185 Martinvale Lane San Jose, CA	30144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-423-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 31, 2008, the Company received a NASDAQ Staff Determination Letter from the NASDAQ Stock Market. The letter states that the Staff has determined the Company failed to regain compliance with the minimum closing bid price of $1.00 by January 30, 2008, and that unless the Company requests an appeal of the determination, trading of the Company’s common stock will be suspended at the opening of business on February 11, 2008, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

Under the Nasdaq rules, the Company is entitled to and has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination and the Company’s plan to regain compliance. The suspension of the Company’s listing will be stayed pending the Panel’s decision. There can be no assurance the Panel will grant the Company’s request for continued listing.

In the event the Company’s common stock is delisted from Nasdaq’s Capital Market, the Company intends to work with its market makers as necessary to obtain quotation on the OTC Bulletin Board market.

The Company issued a press release to announce the Staff Determination, a copy of which is attached hereto as Exhibit 99.1.

Exhibits:

Exhibit Number	Description of Exhibit
99.1	Press release announcing receipt of Nasdaq letter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2008

EON COMMUNICATIONS CORPORATION

By:	/s/ Stephen R. Bowling
Stephen R. Bowling
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press release announcing receipt of Nasdaq letter.